Exhibit 4.1

FIRST PRIORITY COLLATERAL TRUST AGREEMENT
among
SATÉLITES MEXICANOS, S.A. de C.V.,
Each of the FIRST PRIORITY GUARANTORS names herein,
HSBC BANK USA, National Association, as Indenture Trustee,
and
HSBC BANK USA, National Association, as Collateral Trustee
Dated as of November 29, 2006

1

SCHEDULES:

SCHEDULE I	Initial Guarantees
SCHEDULE II	Initial Security Documents

EXHIBITS:

EXHIBIT A	Form of Additional Collateral Designation
EXHIBIT B	Form of Additional Guarantee Designation
EXHIBIT C	Form of Opinion

     COLLATERAL TRUST AGREEMENT, dated as of November 29, 2006, among SATÉLITES MEXICANOS, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Satmex” or the “Company”), each of the First Priority Guarantors (defined below), HSBC Bank USA, National Association, as Collateral Trustee hereunder (in such capacity, together with any successor appointed hereunder, the “Collateral Trustee”) and, HSBC Bank USA, National Association, as Indenture Trustee under the First Priority Indenture described herein (in such capacity, together with any successor appointed thereunder, the “Indenture Trustee”).
W I T N E S S E T H:
     WHEREAS, on or about August 11, 2006, Satmex filed a petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (such terms and other capitalized terms used in these Recitals and in the Declaration of Trust below and not otherwise defined being used with the definitions given to such terms in Section 1);
     WHEREAS, on or about October 26, 2006, the Bankruptcy Court entered an order confirming the First Amended Plan of Reorganization of Satélites Mexicanos, S.A. de C.V., dated September 8, 2006 (the “Bankruptcy Plan”);
     WHEREAS, it is a condition to the effectiveness of such Bankruptcy Plan that Satmex issue the First Priority Securities and that the First Priority Securities be secured by the Initial Guarantees and a valid and enforceable, first priority security interest in the Initial Collateral;
     WHEREAS, Satmex and certain of its Subsidiaries may, from time to time, execute and deliver to the Collateral Trustee certain Additional Guarantees and Additional Security Documents and, pursuant to such Additional Security Documents, create in favor of the Collateral Trustee a valid and enforceable, first priority security interest in Additional Collateral, all in the manner described in this Trust Agreement.
DECLARATION OF TRUST:
     NOW, THEREFORE, to secure the payment, observance, and performance of the First Priority Obligations and in consideration of the premises and the mutual agreements set forth herein, the Collateral Trustee does hereby declare that it holds and will hold as trustee in trust under this Trust Agreement all of its right, title and interest in, to and under all of the First Priority Collateral, the First Priority Guarantees and the First Priority Security Documents, whether now existing or hereafter arising (and Satmex does hereby consent thereto);
     TO HAVE AND TO HOLD the First Priority Security Documents and the First Priority Collateral (the right, title and interest of the Collateral Trustee in the First Priority Security Documents and the First Priority Collateral being hereinafter referred to as the “Trust Estate”) unto the Collateral Trustee and its successors in trust under this Trust Agreement and its assigns and the assigns of its successors in trust forever;
     IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, for the enforcement of the payment of all First

Priority Obligations, and as security for the performance of and compliance with the covenants and conditions of this Trust Agreement and the other First Priority Documents;
     IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Collateral Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.
SECTION 1
DEFINITIONS
     1.1 Defined Terms. As used herein, the following terms shall have the following meanings:
     “Additional Collateral”: all First Priority Collateral other than the Initial Collateral.
     “Additional Collateral Designation”: each Additional Collateral Designation, substantially in the form of Exhibit A, duly completed and executed by a Responsible Officer and delivered pursuant to subsection 5.2.
     “Additional Guarantee”: each guarantee executed and delivered hereunder in the manner provided in subsection 5.4, as amended, supplemented or otherwise modified from time to time in accordance with this Trust Agreement and the First Priority Securities Facility.
     “Additional Guarantee Designation”: each Additional Guarantee Designation, substantially in the form of Exhibit B, duly completed and executed by a Responsible Officer and delivered pursuant to subsection 5.4.
     “Additional Guarantor”: each Person, other than an Initial Guarantor, that is required hereby or by any other First Priority Document to provide an Additional Guarantee.
     “Additional Security Documents”: each agreement or instrument (other than the Initial Security Documents) creating or evidencing a security interest of the Collateral Trustee in, or a lien in favor of the Collateral Trustee on, any First Priority Collateral, as amended, supplemented or otherwise modified from time to time in accordance with this Trust Agreement and the First Priority Securities Facility.
     “Automatic Enforcement Event”: the commencement by or against Satmex or any First Priority Guarantor of any case or proceeding or other action under any law or jurisdiction (i) relating to bankruptcy, insolvency, suspension of payments, composition of creditors, or reorganization or relief of debtors or credits, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, assignment for the benefit of creditors, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking it to be declared in suspension of payments status or (ii) seeking appointment of a receiver, trustee, conciliator, síndico, conservator, or other similar official for it or all or any substantial part of its assets.

     “Bankruptcy Law”: Title 11 of the United States Code, the Concurso Law of Mexico (Ley de Concursos Mercantiles), or any similar federal, state, or foreign law for the relief of debtors, as such laws may be amended from time to time.
     “Business Day”: any day other than a day on which banks are authorized or required by law to close in New York City or Mexico City.
     “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six (6) months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000 (or any Subsidiary of any such bank; so long as such Subsidiary is established under the laws of Mexico or the United States of America with a valid banking license); (c) commercial paper of an issuer, organized under the laws of a state of the United States of America, rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six (6) months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by a Person described in clause (a) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition and the shares of which are repriced daily to provide a constant net asset value of $1.00 per share.
     “Changing Orbital Foreclosure Sale”: any final sale or transfer of Satmex 5 or Satmex 6, as applicable, by the First Priority Collateral Trustee (i) in connection with the foreclosure by the First Priority Collateral Trustee of any lien or security interest in such satellites, pursuant to and in accordance with this Trust Agreement or any of the First Priority Security Documents, and (ii) to a third party that contemporaneously with, or within 90 days of, such sale or transfer moves such satellite from the Orbital Slot to a new orbital slot (the “New Orbital Slot”).
     “Collateral Account”: as defined in subsection 4.1.
     “Collateral Trustee”: as defined in the Preamble to this Trust Agreement.

     “Collateral Trustee Fees”: all compensation, fees, costs, expenses, and claims for payment or reimbursement of the Collateral Trustee of the types described in subsections 6.3, 6.4, 6.5 and 6.6.
     “Company”: as defined in the Preamble to this Trust Agreement.
     “Distribution Date”: each date fixed by the Collateral Trustee or the Requisite First Priority Holders for a distribution to the Secured Parties of funds held in the Collateral Account.
     “Dollars” and “$”: lawful currency of the United States of America.
     “Effective Date”: November 29, 2006.
     “Enforcement Period”: as defined in subsection 3.1(b).
     “Enforcement Proceeds Sub-Account”: as defined in subsection 4.1(a).
     “Event of Default”: any Event of Default as defined in the First Priority Indenture.
     “Fair Market Value of the Loral Transponders”: the fair market value of the Loral Transponders, as determined by a panel of three (3) satellite industry experts on satellite valuation, with such experts to be selected in the following manner: each of (x) the Grant Holders and (y) the First Priority Collateral Trustee shall appoint one (1) of the experts and the two (2) experts so appointed by the Grant Holders and the First Priority Collateral Trustee upon written direction of the Requisite First Priority Holders shall mutually agree on the third expert; provided that for the purposes of such valuation, the experts shall assume that Satmex 5 or Satmex 6, as applicable has not been and will not be moved from the orbital slot for which it was designed (“Orbital Slot”) and, further, that the experts shall take into account, among other things, the customer base on the Loral Transponders existing at the time of the valuation.
     “First Priority Collateral”: all right, title and interest of Satmex and each First Priority Guarantor in any assets or other Property, including but not limited to all assets and Property of whatever nature, whether real, personal or mixed, tangible or intangible, now owned or existing or hereafter acquired or arising, and including but not limited to all assets or other Property with respect to which a lien or security interest is purported to or may be created or granted as security for any of the First Priority Obligations pursuant to any of the First Priority Documents, and all products and Proceeds of the foregoing. Without limiting the generality of the foregoing, the First Priority Collateral includes any and all assets and other Property of Satmex or each First Priority Guarantor in which the Collateral Trustee, for itself or for the benefit of the Indenture Trustee or, the First Priority Holders, acquires a lien or security interest or other interest after the commencement of any proceeding under any Bankruptcy Law for any of the First Priority Obligations during an Enforcement Period.
     “First Priority Collateral Trustee Segregated Account Proceeds”: proceeds that Satmex and each Restricted Subsidiary are required to deposit into the First Priority Collateral Trustee Segregated Sub-Account in Section 4.35(b) of the First Priority Indenture.

     “First Priority Collateral Trustee Segregated Sub-Account”: as defined in subsection 4.1(a).
     “First Priority Documents”: the First Priority Indenture, the First Priority Securities, the First Priority Security Documents, this Trust Agreement, the First Priority Guarantees, and any other document executed or delivered by any of Satmex or any First Priority Guarantor in connection with the First Priority Securities Facility or First Priority Obligations.
     “First Priority Guarantees”: the collective reference to the Initial Guarantees and the Additional Guarantees.
     “First Priority Guarantor”: the collective reference to the Initial Guarantors and the Additional Guarantors.
     “First Priority Holder”: any holder of, or creditor in respect of, First Priority Obligations.
     “First Priority Indenture”: that certain Indenture with respect to the First Priority Securities dated as of November 29, 2006 entered into among Satmex, each of the First Priority Guarantors thereto, and the Indenture Trustee, as it may be amended, supplemented or otherwise modified from time to time.
     “First Priority Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity, acceleration, or other due date of any of the First Priority Securities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, concurso mercantil, or like proceeding, relating to Satmex or any First Priority Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the First Priority Securities (including any Additional Amounts) and all other obligations and liabilities of Satmex or any First Priority Guarantor to the Indenture Trustee, the Collateral Trustee, any First Priority Holder, or any of their respective affiliates, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any First Priority Document, any interest rate protection agreement required or permitted under the First Priority Indenture and entered into with any party thereto or any affiliate of any such party, or any other document made, delivered, or given in connection herewith or therewith, whether existing on the date hereof or hereafter arising, and whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges, and disbursements of counsel to the Indenture Trustee and/or Collateral Trustee) or otherwise.
     “First Priority Securities”: up to [$238,200,000] aggregate original principal amount of First Priority Senior Secured Notes due 2011 to be issued by Satmex pursuant to the First Priority Indenture, as the same may be amended, supplemented or otherwise modified from time to time.
     “First Priority Securities Facility”: the First Priority Indenture and the First Priority Securities, including without limitation all indebtedness and other obligations due or outstanding thereunder.

     “First Priority Security Documents”: (a) the Initial Security Documents and (b) the Additional Security Documents.
     “Foreclosure Sale”: any Changing Orbital Foreclosure Sale or Non-Changing Orbital Foreclosure Sale, as applicable.
     “Governmental Authority”: means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including without limitation the National Association of Insurance Commissioners).
     “Grant Holders”: the Loral Entities and/or their assignee(s) that hold the rights to the Loral Usufructo.
     “Indenture Trustee”: as defined in the Preamble to this Trust Agreement.
     “Initial Collateral”: the First Priority Collateral in existence on the Effective Date in which a security interest is created or granted under or evidenced by the Initial Security Documents.
     “Initial Guarantees”: the guarantees described in Schedule I hereto, as amended, supplemented or otherwise modified from time to time in accordance with this Trust Agreement and the First Priority Securities Facility.
     “Initial Guarantors”: SMVS Administration, S. de R.L. de C.V. and SMVS-Servicios Técnicos, S. de R.L. de C.V..
     “Initial Security Documents”: the documents described in Schedule II hereto, as amended, supplemented or otherwise modified from time to time in accordance with this Trust Agreement and the First Priority Securities Facility.
     “Intercreditor Agreement”: that certain Intercreditor Agreement dated on or about the date hereof among Satmex, the Collateral Trustee, the Indenture Trustee, the Second Priority Indenture Trustee and the Second Priority Collateral Trustee.
     “Loral Entities”: certain affiliates of Loral Skynet Corporation and Loral Satmex Ltd. (collectively, “Loral”) as designated by Loral.
     “Loral Grant”: has the meaning set forth below in the definition of “Loral Usufructo.”
     “Loral Transponders”: the three (3) 36 MHz 132 Watt Ku-Band full hemisphere transponders on Satmex 5, specifically Ku-15, Ku-21 and Ku-23, and the two (2) 36 MHz 132 Watt Ku-Band full hemisphere transponders and two (2) 36 MHz C-Band transponders on Satmex 6, specifically Ku-16 and Ku-18 and C-15 and C-17.
     “Loral Transponder Sale Proceeds”: an amount equal to the greater of (A) (i) in the case of a Foreclosure Sale of Satmex 5, an amount equal to 6.25%, 4.17%, or 2.08% of the net sale proceeds actually received from a Foreclosure Sale of Satmex 5 with respect to all three (3), any two (2), or any one (1) of the Loral Transponders on Satmex 5, respectively, and (ii) in the case of a Foreclosure Sale of Satmex 6, an amount equal to 6.7%, 5.0%, 3.33%, or 1.67% of the net sale proceeds actually received from a Foreclosure Sale of Satmex 6 with respect to all four (4), any three (3), any two (2) or any one (1) of the Loral Transponders on Satmex 6, respectively and (B) the Fair Market Value of the Loral Transponders actually sold on Satmex 5 in the case of Foreclosure Sale of Satmex 5 or Satmex 6 in the case of a Foreclosure Sale of Satmex 6.
     “Loral Usufructo”: that certain usufructo granted by Satmex to the Loral Entities under Articles 980 et seq. of Mexico’s Federal Civil Code (“Article 980”) with respect to the Loral Transponders as set forth in the Restructuring Agreement and pursuant to the certain Agreements (the “Usufructo Agreements”) in respect of the Loral Usufructo between Loral Skynet Corporation and Satmex dated on or about the date hereof (the “Loral Grant”).
     “New Orbital Slot”: as defined in the definition of “Changing Orbital Foreclosure Sale” above.
     “Non-Changing Orbital Foreclosure Sale”: any final sale or transfer of Satmex 5 or Satmex 6, as applicable, by the First Priority Collateral Trustee, other than a Changing Orbital Foreclosure Sale, in connection with the foreclosure by the First Priority Collateral Trustee of any lien or security interest in such satellites, pursuant to and in accordance with this Trust Agreement or any of the First Priority Security Documents.
     “Notice of Cancellation of Enforcement”: with respect to any Enforcement Period, a written notice delivered to the Collateral Trustee by the Requisite First Priority Holders, canceling a Notice of Default.
     “Notice of Default”: a written notice or notices identified as a Notice of Default hereunder delivered to the Collateral Trustee by the Requisite Aggregate First Priority Holders stating that the First Priority Obligations have become due and payable at or prior to the stated maturity thereof and remain unpaid.
     “Opinion of Counsel”: an opinion in writing signed by legal counsel reasonably satisfactory to the Collateral Trustee, who may at the election of the Collateral Trustee in its sole discretion be an individual employed as counsel to Satmex. Any Opinion of Counsel may contain customary exceptions, assumptions and qualifications and may rely, as to factual matters, on certificates of public officials or representatives of Satmex.
     “Orbital Slot”: as defined above in the definition of “Fair Market Value of the Loral Transponders.”
     “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.
     “Possessory Collateral”: First Priority Collateral in which the Collateral Trustee’s security interest may be, in accordance with applicable law, perfected by means of possession of such First Priority Collateral by the Collateral Trustee or an agent or bailee on its behalf and which, pursuant to the First Priority Securities Facility or First Priority Security Documents, is to be perfected by such possession.
     “Proceeds”: with respect to any assets or other Property, any and all proceeds thereof, including but not limited to any and all proceeds within the meaning of the UCC.
     “Proceeds Release Request”: a written request delivered by Satmex to the Collateral Trustee requesting the Collateral Trustee to release funds from the First Priority Collateral Trustee Segregated Sub-Account for use by Satmex in accordance with Sections 3.2 and 4.35 of the First Priority Indenture.
     “Property”: any right, title, or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, including, without limitation, Capital Stock (as defined in the First Priority Indenture), rights to and in the Concessions (as defined in the First Priority Indenture) and the orbital slots subject thereto, and regulatory, governmental, and all other rights under any law, treaty, rule, regulation, or determination of an arbitrator or a court or other Governmental Authority.
     “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset or Property of Satmex or any First Priority Guarantor.
     “Requisite First Priority Holders”: at any time, one or more First Priority Holders that hold First Priority Securities in an aggregate principal amount equal to more than fifty percent (50%) of the then aggregate outstanding principal amount of First Priority Securities.
     “Responsible Officer”: as to Satmex, the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, general counsel, or the controller (or the customary Mexican equivalents thereof), but in any event, with respect to financial matters, the chief financial officer (or the customary Mexican equivalent thereof); and as to any other Person, any officer of such Person with direct responsibility for the administration of this Trust Agreement or the First Priority Obligations.
     “Responsible Collateral Trustee Officer”: any officer of the Collateral Trustee with direct responsibility for the administration of this Trust Agreement, and with respect to a particular corporate trust matter, any other officer of the Collateral Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restructuring Agreement”: that certain Restructuring Agreement, dated as of March 31, 2006, by and among Satmex; Servicios Corporativos Satelitales, S.A. de C.V.; Loral Skynet Corporation and Loral Satmex Ltd.; Principia, S.A. de C.V.; and certain beneficial owners (or investment managers or advisors with power to vote or dispose of all or substantially all of the relevant securities on behalf of the beneficial owners) of (a) the First Priority Senior Secured Notes due June 30, 2004 and/or (b) the 10-1/8% Senior Notes due November 1, 2004.
     “Satellite”: means any telecommunications satellite owned by Satmex or a First Priority Guarantor, including but not limited to the satellites known as Solidaridad 2, Satmex 5 and Satmex 6 Satellites, and any other satellite in which Satmex or a First Priority Guarantor now has or at any time hereafter has an insurable interest.
     “Satmex”: as defined in the Preamble to this Trust Agreement.
     “Satmex 5”: Satmex’s telecommunications satellite known as Satmex 5.
     “Satmex 6”: Satmex’s telecommunications satellite known as Satmex 6.
     “Satmex 5 Transponder Sale Date”: the first Business Day following the receipt by the Collateral Trustee of the net proceeds of the sale or transfer of Satmex 5 through a Foreclosure Sale.
     “Satmex 6 Transponder Sale Date”: the first Business Day following the receipt by the Collateral Trustee of the net proceeds of the sale or transfer of Satmex 6 through a Foreclosure Sale.
     “Second Priority Collateral Trustee”: shall have the meaning ascribed to it in the Indenture.
     “Second Priority Holders”: shall have the meaning ascribed to it in the Indenture.
     “Second Priority Indenture Trustee”: shall have the meaning ascribed to it in the Indenture.
     “Second Priority Senior Secured Notes”: the Second Priority Senior Secured Notes due 2013 issued by Satmex.
     “Secured Parties”: the First Priority Holders of the First Priority Obligations, including the Indenture Trustee and Collateral Trustee.
     “Sub-Account”: as defined in subsection 4.1(a).
     “Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Trust Agreement shall refer to a Subsidiary or Subsidiaries of Satmex or one or more of its Subsidiaries.
     “Trust Agreement”: this First Priority Collateral Trust Agreement as amended, supplemented or otherwise modified from time to time.
     “Trust Estate”: as defined in the Declaration of Trust in this Trust Agreement.
     “UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

     1.2 Other Definitional Provisions. Unless the context otherwise requires: (i) a term has the meaning assigned to it herein; (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with U.S. GAAP; (iii) “or” is not exclusive; (iv) words in the singular include the plural, and words in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) “herein,” “hereof” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) the words “including,” “includes,” and similar words shall be deemed to be followed by “without limitation”; (viii) for avoidance of doubt, references to cash, payments, currency, and similar terms shall be deemed to be references in Dollars unless otherwise specified; and (ix) references to subsection, Sections or Articles mean reference to such subsection, Section or Article in this Trust Agreement, unless stated otherwise.
SECTION 2
GOVERNANCE PROVISIONS
     2.1 Indenture Trustee to Act on Behalf of First Priority Holders. In any matter requiring the consent or approval of the Requisite First Priority Holders hereunder or under any other First Priority Document, the Indenture Trustee shall communicate with the First Priority Holders in accordance with the First Priority Securities Facility and shall provide to the Collateral Trustee a certificate as to the principal amount of First Priority Securities held by the First Priority Holders who have given their consent or approval to such matter. The Collateral Trustee shall be authorized to take such action for which the consent or approval of the Requisite First Priority Holders is required in reliance on such certificates. Nothing contained in this section 2.1 shall prevent the First Priority Holders from acting or providing any consent or approval directly rather than through the Indenture Trustee.
SECTION 3
ENFORCEMENT OF SECURITY INTERESTS AND FIRST PRIORITY GUARANTEES
     3.1 Notice of Default.
     (a) Upon the occurrence and during the continuance of any Event of Default under the First Priority Securities Facility, the Requisite First Priority Holders may deliver a Notice of Default to the Collateral Trustee.
     (b) Upon either (i) the delivery of a Notice of Default in accordance with Section 3.1(a) or (ii) the occurrence of an Automatic Enforcement Event, an “Enforcement Period” shall automatically commence without any other or further action.
     (c) Once commenced, an Enforcement Period shall continue until a Notice of Cancellation of Enforcement becomes effective for such Enforcement Period. A Notice of Cancellation of Enforcement becomes effective upon the later of (i) delivery of the Notice of Cancellation of Enforcement by the Requisite First Priority Holders to the Collateral Trustee, provided the Collateral Trustee has not taken any action to exercise any material remedy against any First Priority Collateral or under any First Priority Document, and (ii) if, during such Enforcement Period, the Collateral Trustee has taken any action to exercise any material remedy against any First Priority Collateral or under any First Priority Document, the first date thereafter that any such action can in the sole discretion of the Collateral Trustee be reversed, suspended, or withdrawn without undue difficulty.
     (d) A Notice of Cancellation of Enforcement shall not constitute any waiver, admission or consent on behalf of the Requisite First Priority Holders or any other Person, and the existence and continuance of any Event of Default under the First Priority Securities Facility shall not be affected in any manner whatsoever by the delivery of a Notice of Cancellation of Enforcement.
     (e) The Collateral Trustee shall promptly notify Satmex and the Indenture Trustee upon receipt of any Notice of Default or Notice of Cancellation of Enforcement and shall provide Satmex and the Indenture Trustee with a copy of any such Notice of Default or Notice of Cancellation of Enforcement, provided, however, that any failure of the Collateral Trustee to comply with this Section 3.1(e) shall have no effect on the validity or effectiveness of any Notice of Default, Enforcement Period, or Notice of Cancellation of Enforcement and shall not impair any of the rights, powers, and remedies of the Collateral Trustee, Indenture Trustee, or First Priority Holders under this Trust Agreement or any other First Priority Document.
     (f) During an Enforcement Period, the Collateral Trustee may (but in the absence of direction from the Requisite First Priority Holders shall not be required to) take any action to exercise any remedies that are (i) permitted under any of the First Priority Documents or applicable law, and (ii) not inconsistent with any written direction given to the Collateral Trustee by the Requisite First Priority Holders under Section 3.5(b).
     (g) Notwithstanding Section 3.1(f) or any other provision of this Trust Agreement, nothing shall limit the right of the Collateral Trustee to take any and all actions at any time that the Collateral Trustee deems necessary to protect and preserve the First Priority Collateral and the rights of the Collateral Trustee, the Indenture Trustee, and the First Priority Holders, provided, however, that (x) no such action shall be inconsistent with any written direction of the Requisite First Priority Holders under Section 3.5(b) or the provisions of the other First Priority Documents, and (y) in the absence of written direction from the Requisite First Priority Holders under Section 3.5(b), the Collateral Trustee shall not foreclose on any First Priority Collateral or enforce any judgment entered on account of any First Priority Guarantee. The Indenture Trustee, the First Priority Holders, the Company, and each of the First Priority Guarantors expressly authorize the Collateral Trustee to take the protective and preservative actions described in the immediately preceding sentence.
     3.2 General Authority of the Collateral Trustee over the First Priority Collateral and First Priority Guarantees.
     (a) Each of Satmex and the First Priority Guarantors hereby irrevocably constitute and appoint the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the name of Satmex or in its or his or her own name, from time to time in the Collateral Trustee’s discretion, so long as any Enforcement Period is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trust Agreement, and the other First Priority Documents and accomplish the purposes hereof and thereof, and, without limiting the generality of the foregoing, each of Satmex and the First Priority Guarantors hereby gives the Collateral Trustee the power and right on behalf of Satmex and such First Priority Guarantors, without notice to or further assent by Satmex or such First Priority Guarantors, to do the following so long as an Enforcement Period is in effect and such action is consistent with the rights and remedies permitted under any of the other First Priority Documents (and, in the case of clause (v)(A) below, whether or not an Enforcement Period is in effect):
          (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the First Priority Documents or the First Priority Collateral;
          (ii) in the name of Satmex or any First Priority Guarantor or its own name, or otherwise, receive, take possession of, endorse, assign, collect and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Collateral Trustee as First Priority Collateral or in connection with any First Priority Document;
          (iii) to file, commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the First Priority Guarantees or the First Priority Collateral or the interests, rights, powers or duties of the Collateral Trustee or any Secured Party therein, whether brought by or against Satmex, any First Priority Guarantor, the Collateral Trustee or any Secured Party;
          (iv) to sell, transfer, assign or otherwise deal in or with the First Priority Collateral or any part thereof as fully and effectively as if the Collateral Trustee were the absolute owner thereof, including but not limited to directing any party liable for any payment under any of the First Priority Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; and
          (v) to do, at its option and at the expense and for the account of Satmex or any First Priority Guarantor, at any time or from time to time, all acts and things which the Collateral Trustee deems necessary (A) to protect or preserve the First Priority Collateral and the rights of the Collateral Trustee and the Secured Parties therein and (B) to realize upon the First Priority Guarantees or the First Priority Collateral or any part thereof.
     (b) All powers, authorizations and agencies contained in this Trust Agreement are coupled with an interest and are irrevocable until this Trust Agreement is terminated and the liens and security interests created by the First Priority Security Documents are released.
     (c) The Collateral Trustee shall, to the extent necessary or appropriate under applicable law, assist the Indenture Trustee in filing any proof of any claims under the First Priority Documents.
     3.3 Right to Initiate Judicial Proceedings. If an Enforcement Period is in effect, the Collateral Trustee, subject to the provisions of subsection 3.5(b), (a) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it or the Secured Parties by this Trust Agreement, the First Priority Guarantees or any of the First Priority Security Documents and (b) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the First Priority Collateral and to sell all or, from time to time, any of the Trust Estate or First Priority Collateral under the judgment or decree of a court of competent jurisdiction.
     3.4 Right to Appoint a Receiver. If an Enforcement Period is in effect, upon the filing of a bill in equity or other commencement of judicial or other proceedings to enforce the rights of the Collateral Trustee under this Trust Agreement, any First Priority Guarantee or any First Priority Security Document, the Collateral Trustee shall, to the extent permitted by applicable law, without notice to Satmex or the First Priority Guarantors or any party claiming through Satmex or the First Priority Guarantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the First Priority Obligations, without regard to the then value of the Trust Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be a Collateral Trustee) of the Trust Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Collateral Trustee and the Secured Parties, and Satmex and each of the First Priority Guarantors irrevocably consents to the appointment of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Trustee shall be entitled to retain possession and control, pursuant to the terms of the Trust Agreement, of all cash and Cash Equivalents held by or deposited with it pursuant to this Trust Agreement or any other First Priority Document.
     3.5 Exercise of Powers; Instructions of Requisite First Priority Holders.
     (a) All of the powers, remedies and rights of the Collateral Trustee as set forth in this Trust Agreement may be exercised by the Collateral Trustee in respect of any First Priority Guarantee or any First Priority Security Document as though set forth in full therein, and all of the powers, remedies and rights of the Collateral Trustee as set forth in any First Priority Guarantee or any First Priority Security Document may be exercised from time to time as herein and therein provided. Without limiting the generality of the foregoing sentence, the Collateral Trustee may instruct any trustee, bailee or agent under any First Priority Security Document to take such actions as are permitted thereunder in connection with the exercise of such remedies.
     (b) The Requisite First Priority Holders shall have the right, by one or more instruments in writing executed and delivered to the Collateral Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Trust Agreement, any First Priority Guarantee or any First Priority Security Document, and the Collateral Trustee shall act in accordance with any such direction; provided that such direction shall not conflict with any provision of applicable law or of this Trust

Agreement, any First Priority Guarantee or any First Priority Security Document and the Collateral Trustee shall be reasonably secured or indemnified as provided in subsection 8.4(d).
     3.6 Remedies Not Exclusive.
     (a) No remedy conferred upon or reserved to the Collateral Trustee herein or in any First Priority Guarantee or First Priority Security Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein, in any First Priority Guarantee or in any First Priority Security Document or now or hereafter existing at law or in equity or by statute.
     (b) No delay by the Collateral Trustee in exercising or failure by the Collateral Trustee to exercise any right, remedy or power hereunder or under any First Priority Guarantee or First Priority Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof or acquiescence therein, and every right, power and remedy given to the Collateral Trustee under this Trust Agreement, any First Priority Guarantee or any First Priority Security Document may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustee or the Requisite First Priority Holders.
     (c) If the Collateral Trustee shall have proceeded to enforce any right, remedy or power under this Trust Agreement, any First Priority Guarantee or any First Priority Security Document, such enforcement to be pursuant to the directions of the Requisite First Priority Holders and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then Satmex, the Collateral Trustee and the Secured Parties shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Trustee shall continue as though no such proceeding had been taken.
     (d) All rights of action and of asserting claims upon or under this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents may, to the extent permitted by applicable law, be enforced by the Collateral Trustee without the possession of any First Priority Document or instrument evidencing any First Priority Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Trustee shall be, subject to subsections 8.5(c) and 8.10(b)(ii), brought in its name as Collateral Trustee and any recovery of judgment shall be held as part of the Trust Estate.
     3.7 Waiver and Estoppel.
     (a) Each of Satmex and the First Priority Guarantors hereby agrees, to the extent it may do so lawfully, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the First Priority Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Trust Agreement, any First Priority Guarantee or any

First Priority Security Document and waives, to the extent it may lawfully do so, all benefit or advantage of all such laws, and Satmex hereby covenants, to the extent it may lawfully do so, that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee in this Trust Agreement, any First Priority Guarantee or any First Priority Security Document but will suffer and permit the execution of every such power as though no such law were in force.
     (b) Each of Satmex and the First Priority Guarantors, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, (i) waives and releases all rights to demand or to have any marshalling of the First Priority Collateral upon any sale, whether made under any power of sale granted herein or in any First Priority Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Trust Agreement or any First Priority Security Document and (ii) consents and agrees that all the First Priority Collateral may at any such sale be offered and sold as an entirety.
     (c) Each of Satmex and the First Priority Guarantors waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any other applicable First Priority Document) in connection with this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents, and any action taken by the Collateral Trustee with respect to the First Priority Collateral.
     3.8 Limitation on Collateral Trustee’s Duty in Respect of First Priority Collateral. Beyond its duties as to the custody, safekeeping and preservation thereof expressly provided herein or in any First Priority Security Document and to account to the Secured Parties, Satmex and the First Priority Guarantors for moneys and other property received by them hereunder or under any First Priority Security Document, the Collateral Trustee shall not have any duty to Satmex, the First Priority Guarantors or to the Secured Parties as to any First Priority Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
     3.9 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Trust Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.
     3.10 Rights of Secured Parties Under First Priority Securities Facility. Notwithstanding any other provision of this Trust Agreement, any First Priority Guarantee or any First Priority Security Document, the right of each Secured Party to receive payment of the First Priority Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration, redemption or otherwise) as expressed in the related First Priority Document or other instrument evidencing or agreement governing a First Priority Obligation or to institute suit or to obtain a judgment for the collection of such First Priority Obligations or to enforce any such judgment on or after such due date, and to otherwise exercise the rights and remedies as a general creditor in accordance with the First Priority Securities Facility to which it is a party, and the obligation of Satmex and each First Priority Guarantor to pay such First Priority Obligation when due, shall not be impaired or affected.
     3.11 Records. The Collateral Trustee shall maintain records regarding instructions of the Requisite First Priority Holders, the identity of the Indenture Trustee and the other Secured Parties, determinations of the types and amounts of the First Priority Obligations for any purpose and the allocation of deposits to the Collateral Account and the Sub-Accounts thereof and any distributions therefrom. The information contained in such records shall be made available to any Secured Party upon request.
     3.12 Notices. The Collateral Trustee shall promptly notify the Indenture Trustee in the event it shall receive, and shall deliver to the Indenture Trustee a copy of, (a) any Notice of Default, (b) any instructions by the Requisite First Priority Holders to take any action under this Trust Agreement or any First Priority Security Document or First Priority Guarantee, including any instruction to commence any exercise of remedies with respect to the First Priority Collateral or First Priority Guarantees, (c) any request by Satmex, any First Priority Guarantor or the Indenture Trustee acting on behalf of any Secured Party or the Requisite First Priority Holders for any consent, waiver, amendment, supplement, modification or release with respect to this Trust Agreement, any First Priority Security Document, any First Priority Collateral or any First Priority Guarantee, or (d) any other material instruction, notice, request, demand, certificate, opinion of counsel or other communications from any person which is related to the First Priority Collateral, the First Priority Security Documents or the First Priority Guarantees. The Collateral Trustee shall also deliver a notice to the Indenture Trustee regarding the taking of any enforcement action or the exercise of any remedies by the Collateral Trustee with respect to the First Priority Security Documents, the First Priority Collateral or the First Priority Guarantees, which notice shall be delivered promptly after the occurrence of any such event.
     3.13 Remedies Subject to Intercreditor Agreement. Notwithstanding any agreement to the contrary, so long as the Intercreditor Agreement is in effect, the rights and remedies of the Second Priority Holders, the Second Priority Collateral Trustee and the Second Priority Indenture Trustee with respect to Satmex, the Second Priority Guarantors, or any of the Priority Collateral shall be subject to the provisions of the Intercreditor Agreement.
SECTION 4
COLLATERAL ACCOUNT; DISTRIBUTIONS
     4.1 The Collateral Account.
     (a) On the Effective Date there shall be established and, at all times thereafter until the trusts created by this Trust Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the U.S. office of the Collateral Trustee’s corporate trust division, a collateral account, in the name of the Collateral Trustee which shall be entitled the “Satmex Collateral Account” (the “Collateral Account”). All cash deposits, monies and proceeds of First Priority Collateral required to be held or otherwise received by the Collateral Trustee pursuant hereto or pursuant to any First Priority Document or otherwise shall be deposited in the

Collateral Account and held as part of the Trust Estate. The Collateral Account shall be subdivided into two sub-accounts, designated as the “Enforcement Proceeds Sub-Account” and the “First Priority Collateral Trustee Segregated Sub-Account” (each, a “Sub-Account,” all of which shall be non-interest bearing trust accounts (except to the extent invested in Cash Equivalents)).
     (b) All cash deposits, monies, and proceeds of First Priority Collateral which are required by this Trust Agreement or any First Priority Document to be delivered to the Collateral Trustee or which are received by the Collateral Trustee or any agent or nominee of the Collateral Trustee in respect of the First Priority Collateral or the First Priority Guarantees, whether in connection with the exercise of the remedies provided in this Trust Agreement, any First Priority Guarantee or any First Priority Security Document or otherwise, while an Enforcement Period is in effect, shall be deposited in the Enforcement Proceeds Sub-Account and, in each case, held by the Collateral Trustee as part of the Trust Estate and applied in accordance with the terms of this Trust Agreement. Upon the termination of any Enforcement Period pursuant to subsection 3.1(c), the Collateral Trustee shall (subject to subsection 4.4) cause all funds on deposit in the Enforcement Proceeds Sub-Account, together with all interest and income on such amounts, to be deposited in the First Priority Collateral Trustee Segregated Sub-Account for application in accordance with the terms of Section 4 hereof and for use by Satmex in accordance with Section 4.35(b) of the First Priority Indenture.
     (c) All moneys constituting First Priority Collateral Trustee Segregated Account Proceeds which are delivered to the Collateral Trustee pursuant to Section 3.2 and 4.35 of the First Priority Indenture or otherwise, while an Enforcement Period is not in effect, shall be deposited in the First Priority Collateral Trustee Segregated Sub-Account and held by the Collateral Trustee as part of the Trust Estate and applied in accordance with Sections 3.2 and 4.35 of the First Priority Indenture. Upon the receipt by the Collateral Trustee of a Notice of Default, all amounts on deposit in the First Priority Collateral Trustee Segregated Sub-Account shall automatically be deemed to be held in, and shall be transferred to the Enforcement Proceeds Sub-Account; provided, that all amounts so transferred from the First Priority Collateral Trustee Segregated Sub-Account to the Enforcement Proceeds Sub-Account, together with all interest and income on such amounts, shall be returned to the First Priority Collateral Trustee Segregated Sub-Account under the circumstances set forth in subsection 4.1(b).
     (d) Satmex may, by delivery to the Collateral Trustee of a Proceeds Release Request, at any time, request a release of funds from the First Priority Collateral Trustee Segregated Sub-Account for any use in the aggregate amount permitted by Sections 3.2 and 4.35 of the First Priority Indenture. For all purposes under the Trust Agreement and otherwise, to be effective, each Proceeds Release Request (a) shall specify (i) the amount of funds to be released, (ii) the date of the requested release, (iii) the purpose for which Satmex expects to use such funds, (iv) the investments to be liquidated to provide cash to make such release, and (v) the wire instructions for the transfer of such funds and (b) shall be accompanied by a certificate of a Responsible Officer to the effect that such requested release of funds and proposed use thereof will not violate any First Priority Document and that no default or Event of Default has occurred and is continuing under any First Priority Document. If no Enforcement Period is in effect and no default or Event of Default has occurred and is continuing with respect to any First Priority Document, on the date on which such funds are requested to be released pursuant to such

Proceeds Release Request, the Collateral Trustee shall release to Satmex funds from the First Priority Collateral Trustee Segregated Sub-Account in accordance with such Proceeds Release Request. To effect such release, the Collateral Trustee shall liquidate such investments of such funds in the First Priority Collateral Trustee Segregated Sub-Account as shall be specified in such Proceeds Release Request.
     4.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Trustee on behalf of the Secured Parties, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the sole and exclusive dominion and control of the Collateral Trustee.
     4.3 Investment of Funds Deposited in Collateral Account. (a) The Collateral Trustee shall invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents as directed in writing by Satmex so long as no Enforcement Period is in effect. All such investments of funds in the Collateral Account, including any Sub-Account, the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account or such Sub-Account as part of the Trust Estate.
     (b) The Collateral Trustee shall have no obligation to invest or reinvest the amounts deposited in the Collateral Account if deposited with the Collateral Trustee after 11:00 a.m., New York time, on such day of deposit other than specified in clause (c) below. Instructions received after 11:00 a.m., New York time, will be treated as if received on the following Business Day. Any proceeds, payments, income or other gain from investments in Cash Equivalents made in respect of funds in or credited to the Collateral Account, as outlined in subsection (a) above, shall be credited to the Collateral Account. Satmex shall be liable for any loss incurred on funds invested in any Cash Equivalents directed by it. The Collateral Trustee shall not be liable for any loss incurred on any funds invested or reinvested in Cash Equivalents pursuant to the provisions of this Section. In no event shall the Collateral Trustee be liable for the selection of investments or for losses incurred as a result of the liquidation of any investment prior to its stated maturity or for the failure of any appropriate Person to provide timely written investment direction. Any interest or other income received on such investment and reinvestment of amounts in the Collateral Account shall become part of the Collateral Account and any losses incurred on such investment and reinvestment of the amounts in the Collateral Account shall be debited against the amounts in the Collateral Account. It is agreed and understood that the Collateral Trustee may earn fees associated with the Cash Equivalents in accordance with the terms of the Cash Equivalents. In no event shall the Collateral Trustee be deemed an investment manager or adviser in respect of any selection of Cash Equivalents hereunder. It is understood and agreed that the Collateral Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Cash Equivalents, (2) using affiliates to effect transactions in certain Cash Equivalents and (3) effecting transactions in Cash Equivalents.
     (c) Each party hereto agrees that the Collateral Account constitutes a “securities account” within the meaning of Section 8-501(a) of the UCC and in such capacity the Collateral Trustee shall be acting as a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and that, regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the “securities intermediary’s jurisdiction” under Section 8-110(e) of the UCC. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
     (d) The financial assets credited to, and other items deposited to, the Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other in favor of any Person other than as created pursuant to this Collateral Trust Agreement.
     4.4 Application of Moneys. The Collateral Trustee shall have the right (pursuant to subsection 6.7 hereof) at any time to apply moneys held by it in the Collateral Account to the payment of due and unpaid Collateral Trustee Fees. All remaining moneys held by the Collateral Trustee in the Collateral Account or received by the Collateral Trustee while an Enforcement Period is in effect shall, to the extent available for distribution (it being understood that the Collateral Trustee may liquidate investments prior to maturity to make a distribution pursuant to this subsection 4.4), be distributed by the Collateral Trustee on each Distribution Date as follows:
     First: to the Collateral Trustee, an amount equal to any unpaid Collateral Trustee Fees, and then to any Secured Party which has theretofore advanced or paid any Collateral Trustee Fees constituting administrative expenses allowable under 11 U.S.C. § 503(b), an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date;
     Second: to any Secured Party which has theretofore advanced or paid any Collateral Trustee Fees other than such administrative expenses and has provided written notice of such advance or payment to the Collateral Trustee, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date;
     Third: to the Indenture Trustee, for redistribution or application in accordance with the terms of the First Priority Indenture, an amount equal to all sums which constitute First Priority Obligations then held by the Secured Parties, including without limitation the unpaid principal or face amount of, and unpaid interest on and other charges, if any, in respect of, the First Priority Obligations then outstanding whether or not due and payable and the costs and expenses of the Secured Parties and their respective representatives which are due and payable under the relevant First Priority Documents and which constitute First Priority Documents as of such Distribution Date; and
     Fourth: after indefeasible payment in full of all First Priority Obligations, any surplus then remaining shall be paid to Satmex or its successors or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     4.5 [Intentionally Deleted]

     4.6 [Intentionally Deleted]
     4.7 Collateral Trustee’s Calculations. In making the determinations and allocations required by subsection 4.4, the Collateral Trustee may, unless a Responsible Collateral Trustee Officer has actual knowledge to the contrary, conclusively rely upon a certificate executed and supplied by the Indenture Trustee as to the amounts payable with respect to First Priority Obligations, all in accordance with subsection 8.2(b), and the Collateral Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided, however, that if the Indenture Trustee receives on any Distribution Date an amount pursuant to subsection 4.4 in excess of the amount to which it was entitled to receive on such Distribution Date pursuant to such subsection 4.4 as a result of any such certificate overstating the amount of the First Priority Obligations the Indenture Trustee shall pay such excess to the Collateral Trustee for application in accordance with subsection 4.4 as soon as practicable after the existence of such overstatement shall have been determined. All distributions made by the Collateral Trustee pursuant to subsection 4.4 shall be (subject to any decree of any court of competent jurisdiction and to the proviso in the preceding sentence) final, and the Collateral Trustee shall have no duty to inquire as to the application by any First Priority Holder or the Indenture Trustee of any amounts distributed to them. By accepting the benefits of this Trust Agreement, the First Priority Security Documents and the First Priority Guarantees, each Secured Party and the Indenture Trustee agrees to act in accordance with this Trust Agreement and not take any action inconsistent herewith.
     4.8 Loral Usufructo.
     (a) Each of the Collateral Trustee and the Indenture Trustee, each for themselves and on behalf of the First Priority Holders, hereby acknowledges that (i) consistent with Mexican law, the Loral Usufructo shall constitute an in rem property right whereby the Grant Holders are entitled to the quiet use and enjoyment of the Loral Transponders for (x) the life of Satmex 6 as to the Loral Transponders on Satmex 6 and (y) the life of Satmex 5 as to the Loral Transponders on Satmex 5; and (ii) as a consequence of the Loral Usufructo and consistent with Mexican law, the Loral Transponders cannot, under any circumstances, including, without limitation, in an insolvency, bankruptcy or similar proceeding under Mexican or U.S. law, be modified, diminished, sold, transferred, pledged or otherwise disposed of free and clear of the usufructo embodied in the Loral Grant and any purchaser or transferee thereof takes subject to the Loral Usufructo; provided, however, that the Grant Holders may, in their sole discretion, determine to accept the Loral Transponder Sale Proceeds in exchange for the termination and extinguishment of the Loral Usufructo as provided in Section 4.9 below.
     (b) The Collateral Trustee hereby is irrevocably directed to pay the Loral Transponder Sale Proceeds to the applicable Grant Holders, as provided in Section 4.9 below.
     (c) The Grant Holders may take any action necessary to enforce their rights under the Loral Usufructo against Satmex, its successors and assigns, or any other party in any context.
     (d) Each of the Collateral Trustee and the Indenture Trustee, each for themselves and on behalf of each of the First Priority Holders, hereby acknowledges the existence of the Loral Usufructo and that the liens granted by Satmex to the First Priority Holders in the First Priority Collateral to secure the First Priority Obligations are subject to the Loral Usufructo. Each of the Collateral Trustee and the Indenture Trustee, each for themselves and on behalf of each of the First Priority Holders, shall not, and hereby waive any right to, foreclose the Loral Usufructo in the Loral Transponders.
     (e) In any proceeding outside Mexico with respect to (x) the subject matter of section 5A(a)(iv) of the Restructuring Agreement, (y) the Loral Usufructo or the Loral Grant or (z) Satmex 5 or Satmex 6 as it relates to the rights of the Grant Holders in the Loral Transponders, each of the Collateral Trustee and the Indenture Trustee, each for themselves and on behalf of the First Priority Holders, irrevocably agree that Luis A. Nicolau or such other designee selected by the Grant Holders (the “Designee”), which Designee shall be reasonably acceptable to Satmex and the Collateral Trustee for the First Priority Holders and the collateral trustee for the Second Priority Holders, shall be the sole expert on Mexican law (specifically including Article 980) and agree that Mr. Nicolau or such Designee will be the only witness (expert or otherwise) that may submit evidence including, without limitation, any expert report, testimony or opinion, for all purposes in interpreting, enforcing or otherwise explaining the Mexican Federal Civil Code, including Article 980 thereof, with respect to the Loral Usufructo and the Loral Grant or the parties’ rights in respect thereof (and each party shall waive any right to call any other witness in respect of these matters).
     (f) Each of the Collateral Trustee and the Indenture Trustee, each for themselves and on behalf of the First Priority Holders, are and shall be estopped from arguing or taking any position that the Loral Usufructo embodied in the Loral Grant is other than as expressly described herein or therein.
     (g) In any dispute (in any court or other proceeding whether in Mexico, the United States or otherwise) with respect to the Loral Usufructo embodied in the Loral Grant, the laws of Mexico shall apply in connection with the interpretation, enforceability and application of the Loral Usufructo, and such application of Mexican law is to be considered to the fullest extent under Rule 44.1 of the Federal Rules of Civil Procedure and Rule 9017 of the Federal Rules of Bankruptcy Procedure, as may be applicable.
     (h) Neither the Loral Usufructo nor the Loral Grant shall affect the exercise of rights and remedies of any of the First Priority Holders, and, except in the event the Grant Holders shall elect to terminate the Loral Usufructo as provided in Section 4.9 below, the Loral Usufructo shall survive any exercise of such rights and remedies.
     4.9 Distribution of Loral Transponder Sale Proceeds.
     (a) (i) If as a result of any enforcement action or exercise of rights and remedies by the Collateral Trustee hereunder, Satmex 5 or Satmex 6 is transferred in a Changing Orbital Foreclosure Sale, then the Collateral Trustee shall, and is hereby irrevocably directed to, segregate from the sale proceeds and hold in escrow (i) the Loral Transponder Sale Proceeds with respect to Satmex 5 on the Satmex 5 Transponder Sale Date and (ii) the Loral Transponder Sale Proceeds with respect to Satmex 6 on the Satmex 6 Transponder Sale Date. On or before the Satmex 5 Loral Transponder Sale Date or the Satmex 6 Loral Transponder Sale Date, as

applicable, the Collateral Trustee shall, and is hereby irrevocably directed to, notify Loral Skynet Corporation (the “Sale Notice”) of the sale, the location of the New Orbital Slot, and the proposed course of action, if any. The applicable Grant Holder shall have the right, within ninety (90) days of receipt of the Sale Notice, to advise the Collateral Trustee in writing, whether it elects to continue or terminate any existing Loral Usufructo on some or all of the Loral Transponders at the New Orbital Slot, which election shall be at the applicable Grant Holders’ sole discretion. In no event shall Satmex 5 or Satmex 6, as applicable, be moved to the New Orbital Slot prior to the expiration of such ninety (90) day period.
          (ii) If the Grant Holders shall elect within such ninety (90) days to terminate the Loral Usufructo on some or all of the Loral Transponders, the Grant Holders shall be entitled to receive, and the Collateral Trustee herby is irrevocably directed to pay to, the applicable Grant Holders (x) the Loral Transponder Sale Proceeds with respect to Satmex 5 and (y) the Loral Transponder Sale Proceeds with respect to Satmex 6, as applicable; provided further, however, that simultaneous with the applicable Grant Holders’ receipt of such Loral Transponder Sale Proceeds, such applicable Grant Holder shall release and terminate the Loral Grant with respect to the Loral Transponders for which such Grant Holder has elected to terminate the Loral Usufructo as set forth above, (and shall be obligated only to return such Loral Transponder(s) in their “as is” “where is” condition).
     (b) If as a result of any enforcement action or exercise of rights and remedies by the Collateral Trustee hereunder, Satmex 5 or Satmex 6 is transferred in a Non-Changing Orbital Foreclosure Sale, then the Collateral Trustee shall, and is hereby irrevocably directed to, use commercially reasonable efforts in such foreclosure process to obtain the agreement of any transferee to assume at no cost the Collateral Trustee or any of the First Priority Holders the applicable Usufructo Agreement. If such purchaser, in its sole discretion, does not agree to such assumption, the Collateral Trustee shall, and is hereby irrevocably directed to, pay to the applicable Grant Holders (i) the Loral Transponder Sale Proceeds with respect to Satmex 5 on the Satmex 5 Transponder Sale Date and (ii) the Loral Transponder Sale Proceeds with respect to Satmex 6 on the Satmex 6 Transponder Sale Date.
     (c) Notwithstanding the foregoing, nothing in this Trust Agreement shall affect or otherwise limit the rights, remedies, or powers of the Collateral Trustee provided herein or under applicable law to sell, transfer or exercise any rights and remedies with respect to the First Priority Collateral or otherwise; provided that the Collateral Trustee shall afford the Grant Holders the same opportunity as any other third-party bidder to bid on and purchase Satmex 5 and/or Satmex 6 in any foreclosure; and provided further that nothing in this sentence shall give the Grant Holders any rights greater than any other third-party bidder. In addition, whether or not the Grant Holders elect to continue the Loral Usufructo in whole or in part at the New Orbital Slot and regardless of the Grant Holders receipt of any Loral Transponder Sale Proceeds under any circumstances as provided in this Section 4.9, nothing herein shall be deemed a waiver of any rights of the Grant Holders, and the Grant Holders shall be entitled, to an unsecured claim against Satmex in an amount equal to the direct damages, losses and liabilities that will be incurred by the Grant Holders under customer contracts then utilizing capacity on the Loral Transponders that arise from or relate to (x) the move of Satmex 5 or Satmex 6, as applicable, from its Orbital Slot or (y) the loss or impairment of any Services (as defined in the Usufructo Agreement) and any other of Grant Holders’ rights under the applicable Usufructo Agreement.

SECTION 5
ADDITIONAL COLLATERAL; ADDITIONAL
FIRST PRIORITY GUARANTEES; CERTAIN DOCUMENTATION REQUIREMENTS
     5.1 Delivery of First Priority Securities Facility, Initial Security Documents and Initial Guarantees. On or before the Effective Date, Satmex shall deliver to the Collateral Trustee copies, certified by a Responsible Officer to be true and complete, of the First Priority Securities Facility and executed originals of the Initial Security Documents and copies of the duly executed Initial Guarantees.
     5.2 Additional Collateral. Satmex, the Initial Guarantors and the Additional Guarantors and their respective Subsidiaries may from time to time and shall, to the extent required in any First Priority Document, provide Additional Collateral to the Collateral Trustee and, in connection therewith, (a) deliver to the Collateral Trustee an Additional Collateral Designation in respect of such Additional Collateral and (b) fulfill the requirements of subsection 5.7(b) in respect of such Additional Collateral Designation. The Additional Collateral designated by such Additional Collateral Designation shall constitute First Priority Collateral for the First Priority Obligations.
     5.3 Notice to Secured Parties of Additional Collateral. Promptly after the delivery of Additional Collateral pursuant to subsection 5.2, the Collateral Trustee will deliver a copy of the related Additional Collateral Designation to the Indenture Trustee.
     5.4 Additional Guarantees. Satmex may from time to time and shall, to the extent required in any First Priority Document (including but not limited to Sections 4.19(b) and 9.3 of the First Priority Indenture), cause a Subsidiary of Satmex or any Initial Guarantor to provide duly executed copies of the Additional Guarantees to the Collateral Trustee and, in connection therewith, (a) deliver to the Collateral Trustee an Additional Guarantee Designation in respect of each such Additional Guarantee, and (b) fulfill the requirements of subsection 5.8(b) in respect of such Additional Guarantee Designation. The Additional Guarantee designated by such Additional Guarantee Designation shall constitute a First Priority Guarantee of the First Priority Obligations.
     5.5 Notice to Secured Parties of Additional Guarantee. Promptly after the delivery of any Additional Guarantee Designation pursuant to subsection 5.4, the Collateral Trustee will deliver a copy of the Additional Guarantee Designation to the Indenture Trustee.
     5.6 Actions Required with respect to First Priority Obligations. Simultaneously with its delivery to the Collateral Trustee of the First Priority Securities Facility pursuant to subsection 5.1, Satmex and the Initial Guarantors shall:
          (i) deliver to the Collateral Trustee certificates of Responsible Officers (A) as to the names and signatures of the officers who are authorized to execute this Trust Agreement on behalf of Satmex and the Initial Guarantors and (B) attaching copies of resolutions of the Board of Directors or other governing bodies of Satmex and the Initial Guarantors authorizing the execution and delivery by Satmex and the Initial Guarantors of this Trust Agreement, and certifying that such resolutions are in full force and effect; and

          (ii) cause to be delivered to the Collateral Trustee and the Indenture Trustee Opinion of Counsel substantially in the form of Exhibit C.
     5.7 Actions Required with respect to First Priority Security Documents and First Priority Collateral.
     (a) Simultaneously with its delivery to the Collateral Trustee of the Initial Security Documents pursuant to subsection 5.1, Satmex shall:
          (i) deliver to the Collateral Trustee certificates of Responsible Officers (A) as to the names and signatures of the officers of Satmex and the Initial Guarantors who are authorized to execute the Initial Security Documents on behalf of each grantor party thereto and (B) attaching copies of resolutions of the Boards of Directors or other governing bodies of Satmex and the Initial Guarantors authorizing the execution and delivery of the Initial Security Documents, by each grantor party thereto, and certifying that such resolutions are in full force and effect;
          (ii) deliver to the Collateral Trustee (or its bailee or agent as designated by the Collateral Trustee or as required in the First Priority Security Document relating to such Possessory Collateral) possession of any Possessory Collateral covered by the Initial Security Documents;
          (iii) cause to be filed or recorded in all required filing or recording registries or offices or with appropriate governmental agencies all financing statements, mortgages and other instruments reasonably requested by the Collateral Trustee to perfect the lien of the Collateral Trustee created by such Initial Security Documents, and deliver to the Collateral Trustee evidence reasonably satisfactory to it of each such filing and recording; and
          (iv) deliver to the Collateral Trustee and the Indenture Trustee Opinion of Counsel substantially in the form of Exhibits C.
     (b) Simultaneously with its delivery to the Collateral Trustee of any Additional Collateral Designation pursuant to subsection 5.2, Satmex (or the First Priority Guarantors or the Subsidiary of Satmex or a First Priority Guarantor that is delivering such Additional Collateral Designation) shall:
          (i) deliver to the Collateral Trustee copies, duly executed by the grantor parties thereto, of all Additional Security Documents described in such Additional Collateral Designation; provided that each such Additional Security Document shall be in substantially the same form as the corresponding Initial Security Document or, in the event there is no applicable corresponding Initial Security Document, in form and substance reasonably satisfactory to the Collateral Trustee;
          (ii) deliver to the Collateral Trustee a certificate of a Responsible Officer (A) as to the names and signatures of the officers of each grantor party thereto who are authorized to execute such Additional Security Documents on behalf of each grantor party thereto and (B) attaching copies of resolutions of the Board of Directors or other governing body of each grantor party thereto authorizing the execution and delivery of such Additional Security

Document by each grantor party thereto, and certifying that such resolutions are in full force and effect;
          (iii) deliver to the Collateral Trustee (or its bailee or agent as designated by the Collateral Trustee or as required in the First Priority Security Document relating to such Possessory Collateral) possession of any Possessory Collateral covered by such Additional Security Documents;
          (iv) cause to be filed or recorded in all required filing or recording registries or offices or with appropriate governmental agencies all financing statements, mortgages and other instruments reasonably requested by the Collateral Trustee to perfect the security interest of the Collateral Trustee created by such Additional Security Documents, and deliver to the Collateral Trustee customary evidence of each such filing and recording; and
          (v) deliver to the Collateral Trustee and the Indenture Trustee an Opinion of Counsel or Opinions of Counsel which, taken together, shall include opinions with respect to substantially the same matters as the opinions delivered hereunder with respect to the Initial Collateral.
Promptly after receipt by the Collateral Trustee of any such documents delivered by Satmex pursuant to this paragraph (b), the Collateral Trustee shall at the expense of Satmex deliver copies thereof to the Indenture Trustee.
     5.8 Actions Required with Respect to First Priority Guarantees.
     (a) Simultaneously with its delivery to the Collateral Trustee of the Initial Guarantees pursuant to subsection 5.1, Satmex shall:
          (i) deliver to the Collateral Trustee certificates of Responsible Officers (A) as to the names and signatures of the officers of the Initial Guarantors who are authorized to execute the Initial Guarantees and (B) attaching copies of resolutions of the Boards of Directors or other governing bodies of the Initial Guarantors authorizing the execution and delivery by such guarantor of the Initial Guarantee to which it is a party or evidence of such authorization, and certifying that such resolutions are in full force and effect; and
          (ii) deliver to the Collateral Trustee and the Indenture Trustee Opinion of Counsel substantially in the form of Exhibits C.
     (b) Simultaneously with its delivery to the Collateral Trustee of any Additional Guarantee Designation pursuant to subsection 5.2, Satmex shall:
          (i) deliver to the Collateral Trustee copies, duly executed by the grantor parties thereto, of all Additional Guarantees described in such Additional Guarantee Designation; provided that each such Additional Guarantee shall be substantially in the form of the Initial Guarantees; and
          (ii) deliver to the Collateral Trustee a certificate of a Responsible Officer (A) as to the names and signatures of the officers of the relevant guarantors who are authorized to execute the Additional Guarantees and (B) attaching copies of resolutions of the Board of Directors or other governing bodies of each guarantor authorizing the execution and delivery by such guarantor of the Additional Guarantee to which it is a party, and certifying that such resolutions are in full force and effect; and
          (iii) deliver to the Collateral Trustee and the Indenture Trustee an Opinion of Counsel or Opinions of Counsel which, taken together, shall include opinions with respect to substantially the same matters as set forth in the opinions delivered hereunder with respect to the Initial Guarantees.
     Promptly after receipt by the Collateral Trustee of any such documents delivered by Satmex pursuant to this paragraph (b), the Collateral Trustee shall at the expense of Satmex deliver copies thereof to the Indenture Trustee.
     5.9 Possessory Collateral. Satmex shall immediately deliver to the Collateral Trustee (or an agent or bailee on its behalf designated by the Collateral Trustee or as required in the First Priority Security Document relating to such Possessory Collateral, at the sole cost and expense of Satmex) all Possessory Collateral that is or may be in the possession of Satmex or any of its Subsidiaries, to the extent Satmex is required to do so by any First Priority Document.
     5.10 Collateral Opinion. Satmex and each First Priority Guarantor shall furnish to the Collateral Trustee copies of any evidence or documents required to be submitted to the Indenture Trustee under Section 4.11(b) of the First Priority Indenture and, in addition, evidence of the recording or filing of the First Priority Indenture or any other documents filed or recorded in connection with the creation or perfection of the liens and security interests granted or evidenced by the other First Priority Documents, including, without limitation, the following evidence:
          (i) promptly after the execution and delivery of the First Priority Indenture, an Opinion of Counsel stating in the opinion of such counsel the First Priority Security Documents and all other necessary and appropriate documents have been properly filed for recordation in the corresponding public registries so that, upon such recordation, the liens and security interests intended to be created by the First Priority Documents will constitute perfected liens and security interests; and
          (ii) at least annually, on or before January 31 of each calendar year, after the execution and delivery of the First Priority Indenture, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refilling of the First Priority Documents, as required, and all other necessary and appropriate documents to maintain the perfected status of the liens and security interests intended to be created by the First Priority Security Documents, or stating that in the opinion of such counsel no such action is necessary to maintain such perfected status of the liens or security interests.

SECTION 6
AGREEMENTS WITH COLLATERAL TRUSTEE
     6.1 Delivery of Amendments to First Priority Securities Facility. Satmex shall deliver to the Collateral Trustee (and the Collateral Trustee shall thereupon promptly deliver to the Indenture Trustee at the sole expense of Satmex), promptly upon the execution thereof, a true and complete copy of all amendments, supplements or other modifications to any First Priority Document entered into after the Effective Date.
     6.2 Information as to Secured Parties, the Indenture Trustee, Etc. The Indenture Trustee shall deliver to the Collateral Trustee (and the Collateral Trustee shall, with respect to the list identified in clause (x) below, promptly upon written request deliver to Satmex), within 30 days after the Effective Date, and between May 1 and May 15 and between November 1 and November 15 in each year, and from time to time as may be reasonably requested by the Collateral Trustee (which request shall be made by the Collateral Trustee at the reasonable direction of any Secured Party), (x) a list, setting forth as of a specified date not more than 30 days prior to the date of such delivery, of the aggregate unpaid principal or face amount of First Priority Obligations outstanding and the name and address of the Indenture Trustee and the amount of First Priority Obligations and (y) a list, as of a date not more than 30 days prior to the date of such list, (i) naming each Secured Party and (ii) setting forth the amount of First Priority Obligations held by each Secured Party.
     6.3 Compensation and Expenses. Satmex agrees to pay to the Collateral Trustee, from time to time upon demand, (i) compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust) for its services hereunder and under the First Priority Guarantees and First Priority Security Documents and for administering the Trust Estate in accordance with the fee letter dated November_, 2006 between Collateral Trustee and Satmex and (ii) all of the fees, costs and expenses of the Collateral Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Trustee shall reasonably elect to retain) (A) arising in connection with the preparation, execution, delivery, modification, and termination of or performance under this Trust Agreement, the First Priority Guarantees and the First Priority First Priority Security Documents or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of First Priority Collateral pursuant to any First Priority Security Document and the preservation, protection, enforcement or defense of the Collateral Trustee’s rights under this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents and in and to the First Priority Collateral and the Trust Estate or (C) incurred by the Collateral Trustee in connection with the removal of the Collateral Trustee pursuant to subsection 8.7(a). The obligations of Satmex under this subsection shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Collateral Trustee.
     6.4 Stamp and Other Similar Taxes. Satmex agrees to indemnify and hold harmless the Collateral Trustee and each Secured Party from, and shall reimburse the Collateral Trustee and each Secured Party for, any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Trust Agreement, any First Priority Security Document, any First Priority Guarantee, the Trust Estate or any First Priority Collateral. The obligations of Satmex under this subsection shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Collateral Trustee.
     6.5 Filing Fees, Excise Taxes, Etc. Satmex agrees to pay or to reimburse the Collateral Trustee for any and all payments made by the Collateral Trustee in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery, performance, or enforcement of this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents. The obligations of Satmex under this subsection shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Collateral Trustee.
     6.6 Indemnification.
     (a) Satmex agrees to pay, indemnify, and hold each of the Collateral Trustee and any predecessor Collateral Trustee, and each of their respective officers, directors, attorneys-in-fact, and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of the Collateral Trustee’s agents counsel) or disbursements of any kind or nature whatsoever arising out of or in connection with the acceptance and/or administration of the Trust Estate created hereunder or with respect to the execution, delivery, enforcement, performance and administration of this Trust Agreement, the First Priority Guarantees, or the First Priority Security Documents, unless arising from the gross negligence or willful misconduct of the indemnified party, including, without limitation, indemnification of the Collateral Trustee for liabilities of the Collateral Trustee for the net amount of taxes (after taking account of any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Trustee would not otherwise be subject to tax except by reason of its acting under this Trust Agreement, any First Priority Guarantee or any First Priority Security Document (directly or through agents, separate trustees or co-trustees), provided that such indemnification for taxes (a) shall apply only (i) in respect of taxes attributable to the performance of the Collateral Trustee’s obligations as Collateral Trustee hereunder or under any First Priority Guarantee or First Priority Security Document and (ii) to the extent that the Collateral Trustee, using reasonable efforts, shall have been unable to avoid or minimize the same as contemplated by subsection 8.10 and (b) shall in no event cover any taxes imposed upon the Collateral Trustee with respect to or measured by its net or gross income or profits.
     (b) In any suit, proceeding or action brought by the Collateral Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the First Priority Collateral for any sum owing thereunder, or to enforce any provisions thereof, Satmex will save, indemnify and keep the Collateral Trustee and its officers, directors, attorneys-in-fact, and agents harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Satmex or any First Priority Guarantor, as applicable, of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Satmex or any First Priority Guarantor, as applicable, and all such obligations of Satmex or such First Priority Guarantor shall be and remain enforceable against and only against Satmex or such First Priority Guarantor, as applicable, and shall not be enforceable against the Collateral Trustee. The agreements in this subsection shall survive the termination of the other provisions of this Trust Agreement and the resignation or removal of the Collateral Trustee.
     (c) No provision of this Trust Agreement shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Trustee shall be subject to the provisions of this Section.
     6.7 Collateral Trustee’s Lien. Notwithstanding anything to the contrary in this Trust Agreement, as security for the payment of Collateral Trustee Fees (i) the Collateral Trustee is hereby granted a lien upon all Collateral prior to the lien securing the First Priority Obligations and (ii) the Collateral Trustee shall have the right to use and apply any of the funds held by the Collateral Trustee in the Collateral Account to cover such Collateral Trustee Fees.
     6.8 Further Assurances. At any time and from time to time, whether or not an Enforcement Event shall be in effect, upon the written request of the Collateral Trustee (which shall be made only upon the written direction of the Requisite First Priority Holders), and at the expense of Satmex, Satmex and each First Priority Guarantor, as applicable, will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Trustee has been so directed is necessary or reasonably requested to obtain the full benefits of this Trust Agreement and the First Priority Security Documents and of the rights and powers herein and therein granted or to cause any assets required under a First Priority Document to be subject to a perfected security interest of the Collateral Trustee to be so subject, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted under the First Priority Security Documents. Satmex and each First Priority Guarantor also hereby authorize the Collateral Trustee to sign and/or to file any such documents, instruments or financing or continuation statements without the signature of Satmex or such First Priority Guarantor, as applicable (including any financing statement indicating that it covers “all assets” or all personal property of such Person), and to take such other actions to the extent permitted by applicable law, but in no way is the Collateral Trustee obligated to do so.
SECTION 7
POSSESSION AND USE OF COLLATERAL; PARTIAL RELEASES
     7.1 Use Prior to Notice of Default.
     (a) So long as no Enforcement Period is in effect, Satmex shall have the right: (i) to remain in possession and retain exclusive control of the First Priority Collateral (except any

Possessory Collateral) with power freely and without hindrance on the part of the Collateral Trustee or the Secured Parties to operate, manage, develop, use and enjoy the First Priority Collateral and to receive the rents, issues, tolls, profits, royalties, revenues and other income thereof, and (ii) subject to Section 8.2 of the First Priority Indenture and the other provisions of the First Priority Indenture to sell or otherwise dispose of, free and clear of the lien and security interest created by subsection 6.7 hereof and by the First Priority Security Documents, any First Priority Collateral if such sale or other disposition is not prohibited by any First Priority Document. The Collateral Trustee shall have no duty to monitor the exercise by Satmex of its rights under this subsection.
     (b) If an Enforcement Period is in effect, Satmex, the First Priority Guarantors and all other grantors of Additional Security Documents or Additional Guarantees shall promptly surrender control of and turn over to the Collateral Trustee upon demand all First Priority Collateral and any Proceeds thereof and, pending such surrender and turnover shall hold such Collateral and Proceeds in trust for the Collateral Trustee for the benefit of the First Priority Holders.
     7.2 Purchase of First Priority Collateral. Any Secured Party may purchase First Priority Collateral at any public sale of such First Priority Collateral and, with the consent of the Requisite First Priority Holders and if permitted by the First Priority Documents governing such First Priority Obligation and by applicable law, may make payment on account of such purchase by using any First Priority Obligation then due and payable to such Secured Party as a credit (up to the amount of such First Priority Obligation) against the purchase price.
SECTION 8
THE COLLATERAL TRUSTEE
     8.1 Acceptance of Trust. The Collateral Trustee, for itself and its successors, hereby accepts the trusts created by this Trust Agreement upon the terms and conditions hereof.
     8.2 Exculpatory Provisions.
     (a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by Satmex or the First Priority Guarantors, as applicable. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of Satmex or any First Priority Guarantor thereto or as to the security afforded by this Trust Agreement or any First Priority Security Document, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Trust Agreement, the First Priority Guarantees, the First Priority Security Documents or the First Priority Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters. The Collateral Trustee shall not be responsible for insuring the First Priority Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the First Priority Collateral or otherwise as to the maintenance of the First Priority Collateral, except that if the Collateral Trustee takes possession of any First Priority Collateral, the Collateral Trustee shall use reasonable care in the preservation of the First Priority Collateral in its possession.

     (b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by Satmex or any of its Subsidiaries of any of the covenants or agreements contained herein or in any other First Priority Document. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of First Priority Obligations then held by Secured Parties, the Collateral Trustee may conclusively rely, absent actual knowledge of a Responsible Collateral Trustee Officer to the contrary, on a certificate of the Indenture Trustee.
     (c) The Collateral Trustee shall be under no obligation or duty to take any action under this Trust Agreement, any First Priority Guarantee or any First Priority Security Document if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Trustee receives reasonable security or indemnity against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Trust Agreement, any First Priority Guarantee or any First Priority Security Document.
     (d) Notwithstanding any other provision of this Trust Agreement, the Collateral Trustee, in its or his individual capacity, shall not be personally liable for any action taken or omitted to be taken by it or him in accordance with this Trust Agreement, the First Priority Guarantees or the First Priority Security Documents except for its or his own gross negligence or willful misconduct.
     (e) The Collateral Trustee shall have the same rights with respect to any First Priority Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Satmex and its affiliates as if it were not the Collateral Trustee.
     (f) The First Priority Collateral Trustee shall not be required to send a copy of a Notice of Default to the Second Priority Collateral Trustee under the last sentence of Section 8.4 of the Intercreditor Agreement unless it has been directed in writing to do so by the Requisite First Priority Holders; provided, however, that if the Requisite First Priority Holders direct the First Priority Collateral Trustee to take any action to enforce its rights in the First Priority Collateral, then such direction shall, unless such direction expressly provides otherwise, be deemed to include a direction for the First Priority Collateral Trustee to send a copy of any related Notice of Default to the Second Priority Collateral Trustee under the last sentence of Section 8.4 of the Intercreditor Agreement
     8.3 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Trustee shall be entitled to advice of counsel of its selection concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     8.4 Reliance by Collateral Trustee.
     (a) Whenever in the administration of this Trust Agreement, the First Priority Guarantees or the First Priority Security Documents the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed in the absence of actual knowledge of a Responsible Collateral Trustee Officer to the contrary to be conclusively proved or established by a certificate of a Responsible Officer of Satmex or of the Indenture Trustee delivered to the Collateral Trustee, and such certificate shall be full warrant to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 8.5.
     (b) The Collateral Trustee may consult with counsel of its selection, and any Opinion or advice of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder or under any First Priority Guarantee or First Priority Security Document in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents from any court of competent jurisdiction.
     (c) The Collateral Trustee may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document (whether in its original or facsimile form) which it in good faith believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Trust Agreement.
     (d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents, at the request or direction of the Requisite First Priority Holders pursuant to this Trust Agreement or otherwise, unless the Collateral Trustee shall have been provided reasonable security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Trustee.
     (e) Upon any application or demand by Satmex to the Collateral Trustee to take or permit any action under any of the provisions of this Trust Agreement, any First Priority Guarantee or any First Priority Security Document, Satmex shall furnish to the Collateral Trustee a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Trust Agreement, in any relevant First Priority Document relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Trust Agreement, any First Priority Guarantee or any First Priority Security Document relating to such particular application or demand, such additional document shall also be furnished to the Collateral Trustee.
     8.5 Limitations on Duties of Collateral Trustee.
     (a) Unless an Enforcement Period is in effect, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents, and no implied covenants or obligations shall be read into this Trust Agreement, any First Priority Guarantee or any First Priority Security Document against the Collateral Trustee. If and so long as an Enforcement Period is in effect, the Collateral Trustee shall, subject to the provisions of subsection 3.5(b), exercise the rights and powers vested in it by this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Requisite First Priority Holders.
     (b) Whenever reference is made in this Trust Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Trustee to any amendment, waiver or other modification of this Trust Agreement or of any First Priority Guarantee or any First Priority Security Document to be executed (or not to be executed) by the Collateral Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Trustee, it is understood that in all cases the Collateral Trustee shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in writing by the Requisite First Priority Holders. This provision is intended solely for the benefit of the Collateral Trustee and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any First Priority Security Documents, or confer any rights or benefits on any party hereto. The Collateral Trustee shall, subject to subsection 6.1, make available for inspection and copying by the Indenture Trustee each certificate or other document furnished to the Collateral Trustee by Satmex under or in respect of this Trust Agreement, any First Priority Guarantee or any First Priority Security Document or any of the First Priority Collateral.
     (c) No provision of this Trust Agreement, any First Priority Guarantee or any First Priority Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Trustee in such jurisdiction or impose a tax on the Collateral Trustee by reason thereof.
     8.6 Moneys to be Held in Trust. All cash, moneys, and proceeds of First Priority Collateral received by the Collateral Trustee under or pursuant to any provision of this Trust Agreement, any First Priority Guarantee or any First Priority Document (except Collateral Trustee Fees) shall be held in trust for the purposes set forth herein and in the other First Priority Documents.
     8.7 Resignation and Removal of the Collateral Trustee.
     (a) The Collateral Trustee may at any time, by giving written notice of resignation to Satmex and the Indenture Trustee, be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee, (ii) the acceptance of such appointment by such successor Collateral Trustee and (iii)

the approval of such successor Collateral Trustee evidenced by one or more instruments signed by the Indenture Trustee, on behalf of the Requisite First Priority Holders, or the Requisite First Priority Holders. If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 90 days after the Collateral Trustee gives the aforesaid notice of resignation, the Collateral Trustee or any Secured Party, may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this subsection. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee appointed as provided in this subsection.
     (b) The Requisite First Priority Holders may, at any time, remove the Collateral Trustee and appoint a successor Collateral Trustee, such removal to be effective upon the acceptance of such appointment by the successor.
     (c) If at any time the Collateral Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustee for any other cause, a successor Collateral Trustee may be appointed by the Requisite First Priority Holders. In such event, the powers, duties, authority and title of the predecessor Collateral Trustee shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and Satmex. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Trust Agreement, the First Priority Guarantees and the First Priority Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor (subject to the lien of such predecessor pursuant to subsection 6.7); but such predecessor shall, nevertheless, on the written request of the Requisite First Priority Holders or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the First Priority Security Documents and shall deliver all First Priority Collateral held by it or his agents to such successor (subject to the lien of such predecessor pursuant to subsection 6.7). Should any deed, conveyance or other instrument in writing from Satmex or any First Priority Guarantor be required by any successor Collateral Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by Satmex or such First Priority Guarantor, as applicable. If Satmex or any First Priority Guarantor shall not have executed and delivered any such deed, conveyance or other instrument within ten (10) calendar days after it received a written request from the successor Collateral Trustee to do so, or if an Enforcement Period is in effect, the predecessor Collateral Trustee may execute the same on behalf of Satmex or such First Priority Guarantor, as applicable. Satmex and each First Priority Guarantor hereby appoint any predecessor Collateral Trustee as its agent and attorney to act for such purposes.
     8.8 Status of Successor Collateral Trustee. Every successor Collateral Trustee appointed pursuant to subsection 8.7 shall be a bank or trust company in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the forty-eight (48) contiguous United States and shall also have capital, surplus and undivided profits of not less than $150,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.
     8.9 Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee shall be a party or to which the Collateral Trustee has sold its corporate trust business substantially as a whole, shall be Collateral Trustee under this Trust Agreement, the First Priority Guarantees, and the First Priority Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.
     8.10 Co-Collateral Trustee; Separate Collateral Trustee.
     (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the First Priority Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Requisite First Priority Holders shall in writing so request the Collateral Trustee and Satmex, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any First Priority Security Document, the Collateral Trustee and Satmex shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and, unless an Enforcement Period is in effect, Satmex, either to act as co-trustee or co-trustees or agent or bailee of all or any of the First Priority Collateral under this Trust Agreement or under any of the First Priority Security Documents, jointly with the Collateral Trustee originally named herein or therein or any successor Collateral Trustee, or to act as separate trustee or trustees or agent or bailee of any of the First Priority Collateral. If Satmex shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Trustee to do so, or if an Enforcement Period is in effect, the Collateral Trustee may act under the foregoing provisions of this subsection without the concurrence of Satmex and execute and deliver such instruments and agreements on behalf of Satmex. Satmex hereby appoints the Collateral Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this subsection in either of such contingencies.
     (b) Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to subsection 8.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:
          (i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

          (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder and under the relevant First Priority Guarantee or First Priority Security Document shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;
          (iii) no power given hereby or by the relevant First Priority Guarantee or First Priority Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained herein to the contrary notwithstanding;
          (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, and
          (v) Satmex and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may (and, at the direction of the Requisite First Priority Holders, shall) accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If Satmex shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Trustee to do so, or if an Enforcement Event is in effect, the Collateral Trustee shall have the power to (and, at the direction of the Requisite First Priority Holders, shall) accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of Satmex, Satmex hereby appointing the Collateral Trustee its agent and attorney to act for it in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by Satmex and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this subsection.
     8.11 Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties.
     (a) The Collateral Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a First Priority Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

     (b) Any Person which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Trust Agreement or the First Priority Collateral shall present to the Collateral Trustee such documents, including, without limitation, Opinions of Counsel, as the Collateral Trustee may reasonably require, to demonstrate to the Collateral Trustee the authority of such Person to act as the representative of such Secured Parties (it being understood that the authority of the Indenture Trustee shall be demonstrated by its inclusion as such in the lists from time to time delivered pursuant to subsection 6.2.)
     (c) Whenever this Trust Agreement requires or permits any Secured Party or the Requisite First Priority Holders to sign any instrument, give any notice or take any action, the Requisite First Priority Holders, the Indenture Trustee, or the Indenture Trustee on behalf of such Secured Party or Requisite First Priority Holders may sign such instrument, give such notice or take such action with the same effect as if done directly by such Secured Party or Requisite First Priority Holders.
     (d) Notwithstanding anything to the contrary in this Trust Agreement or any First Priority Document, any Person holding a beneficial interest in any First Priority Security as of a date shall qualify hereunder as a First Priority Holder of that First Priority Security, to the extent of its beneficial interest, as of that date, and shall have the benefits hereunder of a First Priority Holder of that First Priority Security, to the extent of its beneficial interest, as of that date, upon providing to the Collateral Trustee written documentation of its beneficial interest as of that date that is reasonably satisfactory to the Collateral Trustee. For the purposes of the foregoing sentence, documentation of a beneficial interest meeting the requirements of Section 7.9 of the First Priority Indenture will be reasonably satisfactory.
     8.12 Notices to Collateral Trustee under First Priority Security Documents. In the event that the Collateral Trustee receives any notice from the grantor under any First Priority Security Document, the Collateral Trustee shall promptly transmit a copy thereof to Satmex, the Indenture Trustee and the Collateral Trustee. The Collateral Trustee shall take such action in respect of such notice which is permitted by this Trust Agreement as shall be directed by the Requisite First Priority Holders.
SECTION 9
REPRESENTATIONS AND WARRANTIES
     9.1 Representations and Warranties of the Collateral Trustee. The Collateral Trustee hereby represents and warrants that:
     (a) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Trust Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Trust Agreement; and
     (b) this Trust Agreement has been duly executed by the Collateral Trustee and constitutes a legal, valid and binding obligation of the Collateral Trustee, enforceable in accordance with its terms, subject to the effects of insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing.
     (c) it meets the requirements set forth in Section 8.8.
     9.2 Representations and Warranties of Satmex and the First Priority Guarantors. Each of Satmex and the First Priority Guarantors hereby represents and warrants that:
     (a) it is duly organized, validly existing and in good standing under the laws of Mexico and has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Trust Agreement;
     (b) this Trust Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and implied covenant of good faith and fair dealing;
     (c) the execution, delivery and performance by it of this Trust Agreement will not violate, result in a default under, or give rise to any acceleration, prepayment, repurchase or redemption obligation of it or any Subsidiary which is a party to any First Priority Guarantee or First Priority Security Document as a result of (i) any certificate of incorporation, membership agreement or other document relating to the creation or governance of it or any such Subsidiary or (ii) any law, rule or regulation binding on it or any such Subsidiary or any of its contractual obligations and will not result in, or require, the creation or imposition of any lien, claim, encumbrance or security interest on any of its or their respective properties or revenues pursuant to any such law, rule or regulation or contractual obligation, other than the liens, claims, encumbrances, and security interests created by the First Priority Security Documents; and
     (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person is required by it in connection with the execution, delivery, performance, validity or enforceability of this Trust Agreement, except for any of the foregoing that have been obtained and are in full force and effect.
SECTION 10
MISCELLANEOUS
     10.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to Satmex, the First Priority Guarantors, the Collateral Trustee or the Indenture Trustee pursuant to this Trust Agreement shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or if transmitted by facsimile transmission, when received in legible form, addressed to such party at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this subsection 10.1 to the party sending such communication; provided that any notice, request or demand to the Collateral Trustee shall not be effective until received by the Collateral Trustee in the corporate trust division at the office designated by it pursuant to this subsection 10.1.
     10.2 No Waivers. No failure on the part of the Collateral Trustee, any co-trustee, any separate trustee, or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Trust Agreement, any First Priority Guarantee or any First Priority Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     10.3 Amendments, Supplements, Waivers and Releases.
     (a) With the written consent of the Requisite First Priority Holders, the Collateral Trustee and Satmex may, from time to time, enter into written agreements supplemental hereto or to any First Priority Guarantee or to any First Priority Security Document for the purpose of adding to, or waiving any provisions of, this Trust Agreement, any First Priority Guarantee or any First Priority Security Document or changing in any manner the rights of the Collateral Trustee, the Secured Parties or Satmex hereunder or thereunder or releasing any of the Collateral or any First Priority Guarantee; provided that no such supplemental agreement shall (i) (A) without the consent of all of the First Priority Holders, amend, modify or waive any provision of this subsection 10.3, (B) without the consent of all of the First Priority Holders, amend, modify or waive any provision of subsections 3.10 or 4.4, or the definitions of First Priority Obligations, Secured Parties or Requisite First Priority Holders, or (C) release any First Priority Guarantee, terminate any First Priority Security Document or release all or any part of the First Priority Collateral (except an immaterial part of the First Priority Collateral, as established by a written certificate of the Indenture Trustee), unless the Collateral Trustee has received a certificate of a Responsible Officer of Satmex, and an Opinion of Counsel, in each case to the effect that such action does not violate any First Priority Document or (ii) amend, modify or waive any provision of Section 6 or 8 or alter the duties, rights or obligations of the Collateral Trustee hereunder or under the First Priority Guarantees or the First Priority Security Documents without the written consent of the Collateral Trustee, or (iii) amend, modify, or waive any provision of or relating to Sections 4.8 and 4.9 hereof or alter any rights of the Loral Entities or the Grant Holders hereunder without the written consent of the Loral Entities or Grant Holders. Any such supplemental agreement shall be binding upon Satmex, the First Priority Guarantors, the Indenture Trustee, the Secured Parties and the Collateral Trustee and its successors and assigns.
     (b) Without the consent of the Indenture Trustee or any Secured Party, the Collateral Trustee and Satmex and, in the case of any modification of any First Priority Guarantee, the First Priority Guarantor party to such First Priority Guarantee, at any time and from time to time, may enter into one or more agreements supplemental hereto, to any First Priority Guarantee or to any First Priority Security Document, in form satisfactory to the Collateral Trustee, (i) to add to the covenants of Satmex, any First Priority Guarantor to any First Priority Guarantee or any grantor party to any First Priority Security Document, for the benefit of the Secured Parties or to surrender any right or power herein conferred upon Satmex; or (ii) to cure any ambiguity, to correct or supplement any provision herein or in any First Priority Guarantee or First Priority Security Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (ii) shall not, and could not reasonably be expected to, adversely affect the interests of any Secured Party (as certified by a Responsible Officer pursuant to paragraph (c) below).
     (c) The Collateral Trustee shall not enter into any agreement supplemental hereto pursuant to subsection 10.3(a) or (b) unless the Collateral Trustee has received a certificate of a Responsible Officer of Satmex, and an Opinion of Counsel, in each case to the effect that such action does not violate this Trust Agreement or any other First Priority Document.
     (d) The Collateral Trustee shall at the expense of Satmex promptly deliver to the Indenture Trustee copies of all amendments, waivers or supplements to this Trust Agreement, any First Priority Guarantee or any First Priority Security Document that may be entered into pursuant to subsection 10.3(a) or (b).
     10.4 Headings. The table of contents and the headings of Sections and subsections have been included herein for convenience only and should not be considered in interpreting this Trust Agreement.
     10.5 Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.6 Successors and Assigns and Third Party Beneficiaries. This Trust Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Trust Agreement, any First Priority Guarantee or any First Priority Collateral; provided, however, that the Loral Entities and/or Grant Holders shall, but in respect of Sections 4.8 and 4.9, 10.3 and 10.6 (collectively, the “Subject Provisions”) only, be third-party beneficiaries hereof and shall have full rights to enforce the Subject Provisions as if they had been a party to this Agreement.
     10.7 Currency Conversions. In calculating the amount of proceeds received by the Collateral Trustee for any purpose hereunder, the amount of any such proceeds which are denominated in a currency other than Dollars shall be converted into Dollars at such exchange rate as the Collateral Trustee may be advised by the Indenture Trustee.
     10.8 GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF

LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     10.9 Agent for Service; Waiver of Immunities; Submission to Jurisdiction.
     (a) By the execution and delivery of this Trust Agreement or any amendment, supplement, or supplemental indenture hereto, each of Satmex and the First Priority Guarantors (i) designates and appoints, and acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System currently located at 111 8th Avenue, New York, NY 10011 as its authorized agent upon which process may be served in any suit, action, or proceeding, including without limitation any enforcement, collection, insolvency, bankruptcy, or similar proceeding, with respect to, arising out of, or relating to, the First Priority Securities or this Trust Agreement or any other First Priority Document, whether commenced by the Collateral Trustee, Indenture Trustee, one or more First Priority Holders, one or more holders of beneficial interests in the First Priority Securities, or any other interested party, or an action for recognition and enforcement of any judgment in respect thereof, and acknowledges that CT Corporation System has accepted such designation and (ii) agrees that service of process upon CT Corporation System at the foregoing address shall be deemed in every respect effective service of process upon Satmex or any First Priority Guarantor, as the case may be, in any such suit, action or proceeding. Each of Satmex and the First Priority Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Trust Agreement shall be in full force and effect; provided, however, that each of Satmex and the First Priority Guarantors may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Collateral Trustee, designate such additional or alternative agents for service of process under this Section 10.9 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) is either (x) counsel for Satmex or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees in writing, a copy of which is delivered to the Collateral Trustee, to act as agent for service of process in accordance with this Section 10.9. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of the Indenture Trustee or any First Priority Holder, the Collateral Trustee shall deliver such information to such First Priority Holder or the Indenture Trustee, as applicable. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for each of Satmex and the First Priority Guarantors appointed and acting in accordance with this Section 10.9.
     (b) To the extent that Satmex or any First Priority Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, each of Satmex and the First Priority Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Trust Agreement, the First Priority Securities, and the other First Priority Documents, to the extent permitted by law.

     (c) Each party hereto hereby irrevocably and unconditionally:
          (i) submits for itself and its Property in any suit, action, or proceeding, including without limitation any enforcement, collection, insolvency, bankruptcy, or similar proceeding, with respect to, arising out of, or relating to, this Trust Agreement or any other First Priority Document, whether commenced by the Collateral Trustee, the Indenture Trustee, one or more First Priority Holders, one or more holders of beneficial interests in the First Priority Securities, or any other interested party, or an action for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the Courts of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, appellate courts from any thereof and to the courts of its own corporate domicile in respect of actions brought against it as a defendant;
          (ii) consents that any suit, action, or proceeding, including without limitation any enforcement, collection, insolvency, bankruptcy, or similar proceeding, with respect to, arising out of, or relating to, the First Priority Securities or this First Priority Indenture or any other First Priority Document, whether commenced by the Collateral Trustee, the Indenture Trustee, one or more First Priority Holders, one or more holders of beneficial interests in the First Priority Securities, or any other interested party, or an action for recognition and enforcement of any judgment in respect thereof, may be brought in the courts set forth in Section 10.9(c)(i) and waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such suit, action, or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;
          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the agent for service of process described above; and
          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.
     10.10 Counterparts. This Trust Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.
     10.11 Release of Liens; First Priority Guarantees.
     (a) Upon indefeasible payment in full of all First Priority Obligations and all Collateral Trustee Fees, the liens and security interests created by subsection 6.7 and by the First Priority Security Documents shall terminate forthwith, and all right, title and interest of the Collateral Trustee in and to such First Priority Collateral shall revert to Satmex or such other grantor and their respective successors and assigns.
     (b) Upon the termination of the Collateral Trustee’s security interest and the release of any First Priority Collateral in accordance with subsection 10.11(a), the Collateral Trustee will promptly, at Satmex’s written request and expense, execute and deliver to Satmex, such documents shall reasonably request to evidence the termination of such security interest or the release of such First Priority Collateral.
     (c) This Trust Agreement shall terminate when all of the following have occurred: (i) the First Priority Guarantees have terminated, (ii) the liens and security interests granted under the First Priority Security Documents have terminated and (iii) the First Priority Collateral has been released and the First Priority Obligations have been fully and indefeasibly paid and performed in full; provided that the provisions of subsections 6.3, 6.4, 6.5 and 6.6 shall survive and not be affected by any such termination.
     (d) The Collateral Trustee shall promptly give notice to the Indenture Trustee of any release of First Priority Collateral or a First Priority Guarantee pursuant to this subsection.
     10.12 Complete Agreement. This Trust Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first written above.

HSBC Bank USA, National Association, as Collateral Trustee
By:
Name:
Title: Address for Notices:

HSBC Bank USA, National Association, as Indenture Trustee
By:
Name:
Title: Address for Notices:

[NOTARIAL ACKNOWLEDGEMENTS]

SCHEDULE I
INITIAL FIRST PRIORITY GUARANTEES

SMVS-Administración, S. de R.I. de C.V., Rodolfo Gaona #86, Col. Lomas de Sotelo, 11200, Mexico, D.F., Mexico

SMVS-Servicios Técnicos, S. de R.I. de C.V., Rodolfo Gaona #86, Col. Lomas de Sotelo, 11200, Mexico, D.F., Mexico

SCHEDULE II
INITIAL SECURITY DOCUMENTS
1. First Priority Mortgage (as defined in the First Priority Indenture)
2. [Pledges]

EXHIBIT A
FORM OF
ADDITIONAL COLLATERAL DESIGNATION
[Date]

To:	_________, as Collateral Trustee

Re:	Collateral Trust Agreement, dated as of __________, 2006, (as the same may be amended, supplemented or otherwise modified, the “Collateral Trust Agreement”) among Satélites Mexicanos, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Satmex”), __________, as Collateral Trustee thereunder (in such capacity, together with any successor appointed hereunder, the “Collateral Trustee”) and, ___________, as Trustee under the First Priority Indenture described therein (in such capacity, together with any successor appointed thereunder, the “Indenture Trustee”).
     Reference is hereby made to the Collateral Trust Agreement. Capitalized terms which are defined in the Collateral Trust Agreement are used herein as therein defined.
     In accordance with subsection 5.2 of the Collateral Trust Agreement, the following Additional Collateral is hereby added as First Priority Collateral under the Collateral Trust Agreement:
[DESCRIBE ADDITIONAL COLLATERAL]

SATÉLITES MEXICANOS, S.A. de C.V.

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By:

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EXHIBIT B
FORM OF ADDITIONAL GUARANTEE
DESIGNATION
[Date]

To:	__________, as Collateral Trustee

Re:	Intercreditor and Collateral Trust Agreement, dated as of __________, 2006, (as the same may be amended, supplemented or otherwise modified, the “Collateral Trust Agreement”) among Satélites Mexicanos, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Satmex”), ___________, as Collateral Trustee thereunder (in such capacity, together with any successor appointed hereunder, the “Collateral Trustee”) and, __________., as Trustee under the First Priority Indenture described therein (in such capacity, together with any successor appointed thereunder, the “Indenture Trustee”).
     Reference is hereby made to the Collateral Trust Agreement. Capitalized terms which are defined in the Collateral Trust Agreement are used herein as therein defined.
     In accordance with subsection 5.4 of the Collateral Trust Agreement, the following Additional Guarantee is hereby added as a First Priority Guarantee under the Collateral Trust Agreement:
[DESCRIBE ADDITIONAL GUARANTEE]

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By:

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